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                                                                   EXHIBIT 10.28

                                FIRST ADDENDUM TO
                        LICENSE AND DEVELOPMENT AGREEMENT
                         FOR SPECIFIC MEDICAL TECHNOLOGY
                    FOR THE DETECTION OF ONCOGENIC HPV VIRUS

         This is a First Addendum to the License and Development Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus dated June 23, 2000 ("License and Development Agreement") by and between INVIRION, a United States corporation organized and existing under the laws of the State of Illinois, having a place of business at 2350 Pilgrim Highway, Frankfort, Michigan 49635 ("Invirion") and AMPERSAND MEDICAL CORPORATION, a Delaware corporation, having a place of business at 414 North Orleans, Chicago, Illinois 60610 ("Ampersand").

         Except to the extent modified by this First Addendum, the License and Development Agreement is hereby reaffirmed.

         The License and Development Agreement is hereby modified by incorporating into it the following agreement between the parties:

         1. The $100,000 payment for the License and Development Agreement
(now past due) and $150,000 payment now due as a result of Invirion meeting the benchmark set forth in Paragraph 3.1(2), shall not be made payable immediately, but rather, converted into ten (10) installment payments of $25,000 per month with the first payment due on September 11, 2000.

         2. In exchange for the change in payment terms, Ampersand agrees to the following:
            a. On September 11, 2000 Ampersand will issue to Invirion the warrant for 150,000 shares of Ampersand stock as set forth in Exhibit B and also issue to Invirion a similar warrant for 100,000 additional shares of Ampersand stock.


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            b. The timeline for steps 4-7 set forth in Exhibit AD shall be extended to ten months from September 11, 2000.

            c. The timeline for steps 8-11 set forth in Exhibit AD shall be extended to 14 months from September 11, 2000.

            d. In the event the License and Development Agreement is terminated, all payments made to Invirion and all warrants issued to Invirion are non-refundable and all warrants are irrevocable and non-cancellable. Ampersand acknowledges that all payments and issuance of warrants to Invirion are for services already performed by Invirion prior to such payment or issuance of the warrant.

         IN WITNESS WHEREOF, the parties hereto have caused to be signed, by their duly authorized officers, this First Addendum of the License and Development Agreement originally dated June 23, 2000, on the dates set forth below.


INVIRION CORPORATION                        AMPERSAND MEDICAL CORPORATION

BY:_______________________________          BY: _____________________________

DATED:____________________________          DATED: __________________________